Exhibit 10.13

INCENTIVE UNIT AWARD AND CONTRIBUTION AGREEMENT

THIS INCENTIVE UNIT AWARD AND CONTRIBUTION AGREEMENT (this “Unit Agreement”), effective as of the date of grant set forth on Exhibit 1 hereto (the “Date of Grant”), is between Chloe Ox Holdings, LLC, a Delaware limited liability company (the “Chloe”), Chloe Ox Aggregator, LLC, a Delaware limited liability company (the “Company”) and the individual whose name is set forth on Exhibit 1 hereto (the “Grantee”). Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Chloe LLC Agreement (as defined below).

Section 1.

1.1. Issuance.

(a) Upon execution of this Unit Agreement, Chloe will issue to Grantee and Grantee will receive from Chloe, the number of Class B Common Units (the “Corresponding Chloe Units”) specified on Exhibit 1, subject to the terms of the Amended and Restated Limited Liability Company Agreement of Chloe, dated as of December 21, 2017 (the “Chloe LLC Agreement”). Chloe and the Grantee agree that the “Floor Amount” as of the Date of Grant, as such term is used herein and in the Chloe LLC Agreement, is $0.00, which shall result in the Vested Portion being entitled to Distributions pursuant to Section 4.1(b) of the Chloe LLC Agreement in accordance with the terms thereof upon satisfaction of the Distribution obligations set forth in Section 4.1(a) of the Chloe LLC Agreement.

(b) Immediately following the issuance of the Corresponding Chloe Units described in Section 1.1(a) above, Grantee shall contribute, transfer and assign to the Company and the Company shall accept, acquire and assume from Grantee, all right, title and interest in and to the Corresponding Chloe Units in exchange for the incentive units (the “Incentive Units”) specified on Exhibit 1, without any pecuniary consideration paid, or any other Capital Contribution made or deemed made, by or on behalf of Grantee in respect thereof, subject to the provisions of the Amended and Restated Limited Liability Company Agreement of the Company, dated as of December 21, 2017 (the “LLC Agreement”).

(c) The Corresponding Chloe Units and Incentive Units will be subject to the vesting conditions set forth in Section 2 herein.

1.2. Characterization as Profits Interests. The parties intend to characterize the Corresponding Chloe Units and the Incentive Units issued hereunder as “profits interests” within the meaning of Revenue Procedures 93-27 (1993-2 C.B. 343) and 2001-43 (2001-2 C.B. 191). Prior to or after the issuance of the Corresponding Chloe Units and the Incentive Units pursuant to this Unit Agreement, the Grantee and Chloe shall each execute and deliver to the Internal Revenue Service (the “IRS”) an election under Section 83(b) of the Code in the form attached hereto as Exhibit 2 with respect to the Corresponding Chloe Units and Grantee shall execute and deliver to the IRS an election under Section 83(b) of the Code in the form attached hereto as Exhibit 2 with respect to the Incentive Units (together the “83(b) Elections”) on a protective basis. The Grantee understands that under Section 83(b) of the Code, regulations promulgated thereunder, and certain IRS administrative announcements, in the absence of an effective election under Section 83(b) of the Code, the excess of the Fair Market Value of any Corresponding Chloe Units or Incentive Units, on the date on which any forfeiture restrictions applicable to such Corresponding Chloe Units or Incentive Units lapse, over the price paid for such Corresponding Chloe Units or Incentive Units, could be reportable as ordinary income at that time. For this purpose, the term “forfeiture restrictions” includes the restrictions on transferability and the vesting and reversion conditions imposed under Section 2. The Grantee understands that (i) in making the 83(b) Elections, the Grantee may be taxed at the time the Corresponding Chloe Units and Incentive Units are received hereunder to the extent the Fair Market Value of the Corresponding Chloe Units or Incentive Units exceeds the price for such Corresponding Chloe Units or Incentive Units and (ii) in order to be effective, the 83(b) Elections must be filed with the IRS within thirty (30) days after the Date of Grant. The Grantee hereby acknowledges that: (x) the foregoing description of the tax consequences of the 83(b) Elections is not intended to be complete and, among other things, does not describe state, local or foreign income and other tax consequences; (y) none of the Company, Chloe, NM Members, any of their respective Affiliates or any of their respective partners, members, equityholders, directors, officers, employees, agents or representatives (each, a “Related Person”) has provided or is providing the Grantee with tax advice regarding the 83(b) Elections or any other matter, and the Company, Chloe and the NM Members and their respective Affiliates have urged the Grantee to consult the Grantee’s own tax advisor with respect to income taxation consequences of receiving, holding and disposing of the Corresponding Chloe Units and the Incentive Units; and (z) none of the Company, Chloe, NM Members or any other Related Person has advised the Grantee to rely on any determination by it or its representatives as to the Fair Market Value specified in the 83(b) Elections and will have no liability to the Grantee if the actual Fair Market Value of the Corresponding Chloe Units or the Incentive Units on the date hereof exceeds the amount specified in the respective 83(b) Elections.

1.3. Adjustments. If there shall occur any change with respect to the outstanding Corresponding Chloe Units or the Incentive Units by reason of any recapitalization, reclassification, split, reverse split or any merger, reorganization, consolidation, combination, spin-off or other similar change affecting the Corresponding Chloe Units or the Incentive Units, Chloe or the Company may, in the manner and to the extent that it deems appropriate and equitable in its good faith discretion as reasonably exercised, cause an adjustment to be made in the number of Corresponding Chloe Unit or Incentive Units granted hereunder, the Floor Amount and any other terms hereunder that are affected by the event to prevent dilution or enlargement of Grantee’s rights and obligations hereunder; provided, that no action may be taken by Chloe or the Company pursuant to this Section 1.2 which will have a material adverse effect on the Corresponding Chloe Units or the Incentive Units without the prior written consent of Grantee.

1.4. No Certificates. The Corresponding Chloe Units and Incentive Units shall be uncertificated unless otherwise determined by Chloe, in the case of the Corresponding Chloe Units, or the Company, in the case of the Incentive Units.

Section 2. Vesting.

2.1. Time-Based Vesting.

(a) General. Fifty percent (50%) of the Corresponding Chloe Units and Incentive Units shall be subject to time-based vesting conditions (together the “Time-Based Units”), subject to Sections 2.1(b), 2.1(c), and 4, and the other applicable provisions of this Unit Agreement, such Time-Based Units shall vest in the following installments and as of the following specified vesting dates, provided that the Grantee has not been Terminated prior to the applicable vesting date:

Time-Based Incentive Units Vesting Date	Percentage of Time-Based Units Vesting
December 31, 2018	25%
December 31, 2019	25%
December 31, 2020	25%
December 31, 2021	25%

Except as provided in Section 2.1(c) below, there shall be no proportionate or partial vesting in the periods prior to each vesting date set forth above and all vesting shall occur only on the applicable vesting date, subject to the Grantee’s continued service with Chloe or any of its Subsidiaries through each applicable vesting date.

(b) Performance Criteria. Notwithstanding the provisions of Section 2.1(a) hereof, except as otherwise proved in clause (i) of Section 2.1(c) below, if the Grantee fails to achieve the requirements set forth in the performance criteria attached hereto as Exhibit 3 (the “Performance Criteria”) prior to December 31, 2019, all of the Time-Based Units, shall, without any further action on the part or any party, shall automatically be cancelled and forfeited.

(c) Accelerated Vesting of Time-Based Incentive Units. Notwithstanding the provisions of Section 2.1(a) hereof, all Time-Based Units shall become fully vested upon the occurrence of a Company Sale, provided that, (i) in the case of a Company Sale preceding December 31, 2019, the Grantee has not been Terminated prior to such Company Sale, or (ii) in the case of a Company Sale following December 31, 2019, the Grantee satisfied the Performance Criteria prior to December 31, 2019 and the Grantee has not been Terminated prior to such Company Sale.

2.2. Performance Vesting.

(a) General. Fifty percent (50%) of the Corresponding Chloe Units and Incentive Units shall be subject to performance-based vesting conditions (together the “Performance-Based Units”) and, subject to Section 4 and the other applicable provisions of this Unit Agreement, such Performance-Based Units shall vest based on the level of aggregate Cash-on-Cash Return achieved by the NM Members (and/or, without duplication, their direct and indirect parent entities) in accordance with the following schedule, provided that the Grantee has not been Terminated prior to the date the applicable Cash-on-Cash Return is achieved:

Cash-on-Cash Return	Percentage of Vesting of Performance-Based Incentive Units
Less than 2.00 times	0.00%
2.00 times	33.33%
2.50 times	50.00%
3.00 times	66.67%
3.50 times	83.34%
4.00 times or greater	100.00%

Notwithstanding the foregoing, the Performance-Based Units shall vest upon the consummation of a Company Sale in accordance with the schedule above (with the remaining unvested portion of the Performance-Based Units, if any, being cancelled and forfeited as of the Company Sale, without any further action on the part of the parties).

There shall be no proportionate or partial vesting for levels of achievement of Cash-on Cash Return between the performance thresholds set forth in the table above, and all vesting shall occur on a cliff basis only to the extent that an applicable performance threshold is achieved, subject to the Grantee’s continued service with Chloe or any of its Subsidiaries through the achievement of the Cash-on-Cash Return. The Compensation Committee shall in good faith make all determinations necessary or appropriate to determine whether the Performance-Based Units shall have become vested and exercisable. The Compensation Committee’s determinations shall be final, binding and conclusive upon all parties, absent manifest error or bad faith.

(b) Service Requirement. Subject to Grantee’s continued service to Chloe or any of its Subsidiaries, the Performance-Based Units will be eligible to vest until the date of Termination.

2.3. Compensation Committee Discretion. Notwithstanding the foregoing, the Compensation Committee may, in its sole discretion, provide for accelerated vesting of any portion of the Corresponding Chloe Units at any time and for any reason, which shall automatically result in the accelerated vesting of such correlative portion of the Incentive Units.

2.4. Definitions.

(a) “Cash-on-Cash Return” shall mean, without duplication, the aggregate gross cash return realized, and/or the fair market value of marketable securities received, by the NM Members or their respective direct or indirect parent entities, as applicable, on their aggregate investment in the equity securities of Chloe (including (x) any cash dividend, (y) distribution, (z) the proceeds of any partial liquidation of Chloe; but excluding (i) any fees or expense reimbursements under any applicable management or professional services agreement and (ii) any fees and expenses realized in connection with any Company Sale). Deferred Consideration shall be included in Cash-on-Cash Return if, when and to the extent actually received by the NM

Members or, without duplication, their respective direct or indirect parent entities, as applicable. If the NM Members or, without duplication, their respective direct or indirect parent entities, as applicable, receive non-marketable securities or other non-cash property pursuant to a distribution or as proceeds from their aggregate investment in equity securities of Chloe, Grantee shall be treated no less favorably than any other member of the Board of Directors of Chloe (the “Board”) or officer of Chloe and its Affiliates who holds Incentive Units with respect to the inclusion or exclusion of non-marketable securities or other non-cash property from Cash-on-Cash Return.

(b) “Retention Agreement” means that certain Retention and Severance Agreement by and between Grantee, Chloe and the Company dated September 27, 2018, as amended by that certain Relocation Letter, dated December 20, 2018, between Grantee, Chloe, the Company and Signify Health, LLC.

(c) “Managing Member” shall have the meaning set forth in Section 3.1(c) of the LLC Agreement.

2.5. Deferred Consideration. In connection with a Company Sale, if any portion of the transaction consideration to be received by equityholders of Chloe is subject to any contingency or future event including, without limitation, transaction escrow arrangement, holdback, installment arrangements or earnouts (“Deferred Consideration”) is received by equityholders of Chloe in connection with a Company Sale, a portion of the proceeds (representing the incremental dollars to be distributed under Chloe’s distribution waterfall then in effect) to be received by the Grantee in respect of the Incentive Units may be made subject to such deferral arrangement on the same basis as the transaction consideration to be received by such equityholders is made subject to such arrangement (taking into account any applicable requirements under Section 409A of the Code).

2.6. Vested Portion. Unless the context clearly requires otherwise, the term “Vested Portion” shall refer to, (i) in the case of the Time-Based Units, the portion of the Time- Based Units which, as of a determination date, have become vested as described in Section 2.1 and, subject to the terms and conditions of this Unit Agreement, continue to remain vested as of such date, and (ii) in the case of the Performance-Based Units, the portion of the Performance- Based Units which, as of a determination date, have become vested as described in Section 2.2, which, for the avoidance of doubt includes only Performance-Based Units for which a Company Sale has occurred and where the applicable performance conditions have been satisfied, and, subject to the terms and conditions of this Unit Agreement, continue to remain vested as of such date.

Section 3. LLC Agreement and Other Requirements; Company Call Rights.

3.1. LLC Agreement and Other Requirements.

(a) In General. If Grantee is not already a party to the LLC Agreement, then Grantee agrees that upon execution of this Unit Agreement, the Grantee agrees to join and become a party to the LLC Agreement and be fully bound by, and subject to all of the covenants, terms and conditions of the LLC Agreement as though an original party thereto and the Company agrees to accept Grantee as a party to the LLC Agreement and that this Unit Agreement shall serve as Grantee’s joinder to the LLC Agreement.

(b) Transferability of Incentive Units. The Grantee may not offer or Transfer or agree to offer or Transfer, grant any call option with respect to, borrow against, or enter into any swap or derivative transaction with respect to any Incentive Unit or any interest therein, unless such action is taken in accordance with the LLC Agreement or the Chloe LLC Agreement. Any attempted or purported Transfer or other agreement in violation of this Unit Agreement will be void ab initio.

(c) Rights as a Member. The Grantee will be the record owner of each Incentive Unit until or unless such Incentive Unit reverts to the Company as provided in Section 3.2 or is Transferred in accordance with the terms of this Unit Agreement and the LLC Agreement, and as record owner will be entitled to all rights granted to owners of Class B Common Units.

(d) Power of Attorney. By virtue of the grant of the Incentive Units hereunder and Grantee’s execution of this Unit Agreement, Grantee shall be deemed to have granted a power of attorney to the Managing Member in accordance with Section 9.7 of the LLC Agreement with respect to all Incentive Units owned by Grantee and acquired by Grantee hereunder, which power of attorney shall, for the avoidance of doubt, include a grant by the Grantee of a perpetual and irrevocable power of attorney to the Company, with full right, power and authority to take all actions necessary and/or desirable on behalf of the Grantee to effectuate the provisions of this Section 3.

3.2. Company Call Rights.

(a) Except as otherwise provided in this Unit Agreement and as otherwise provided herein, in the event of the Grantee’s Termination for any reason, the Company may repurchase from the Grantee and/or, as applicable, any of his or her Permitted Transferees the Vested Portion of each Incentive Unit based on the Fair Market Value of an Incentive Unit on the date of repurchase. For purposes of this Section 3.2, all requirements of a Grantee shall apply equally in full force and effect with respect to any Permitted Transferee.

(b) The Company shall have a period of one hundred eighty (180) days (or such longer period as may be necessary to avoid changing the accounting treatment for the acquisition of the Incentive Units being repurchased from an equity-based accounting treatment to a liability based accounting treatment (as contemplated by FASB ASC Topic 718)); provided that such period shall not exceed three hundred sixty-five (365) days) following the date of the Grantee’s Termination, in which to give notice in writing to the Grantee of the Company’s election to exercise its repurchase rights hereunder and thirty (30) days after delivery of such notice to pay the repurchase price and consummate the repurchase transaction. For the sake of clarity, the Company may elect to repurchase any of the Incentive Units of the Grantee and/or, as applicable, any of his or her Permitted Transferees in one or more separate transactions, it being understood that the Company may not repurchase any of the Incentive Units held by the Grantee after the last date provided for herein. The repurchase price, if any, payable pursuant to the Company’s exercise of its repurchase rights hereunder shall be paid (i) by delivery to the Grantee of wire transfer or a certified bank check or checks in the appropriate amount payable to the order of the

Grantee; (ii) by the cancellation of any indebtedness owed by the Grantee to the Company or any of its Subsidiaries; or (iii) any combination of clauses (i) or (ii) of this Section 3.2(b), as determined in the sole discretion of the Board of Directors of the Company. The Company may choose to have a designee purchase any Incentive Units elected by it to be purchased hereunder so long as the Company shall bear any reasonable costs and expenses of the Grantee in connection with the sale to such designee that the Grantee would not have otherwise incurred in connection with a sale to the Company. All references to the Company in this Section 3 shall refer to such designee as the context requires. The Grantee agrees to take all necessary and reasonable actions as directed by the Company in connection with the consummation of a repurchase pursuant to this Section 3.2, including executing the applicable repurchase documentation. Without limiting the generality of the foregoing, the Company shall be entitled to receive customary representations and warranties from the Grantee regarding the Incentive Units being repurchased including, but not limited to, the representation that the Grantee has good and marketable title to the Incentive Units to be repurchased free and clear of all liens, claims and other encumbrances.

(c) In the event that (i) any Incentive Units are repurchased by the Company pursuant to the LLC Agreement, (ii) a Company Sale is subsequently consummated during the six month period following any such repurchase transaction, and (iii) the consideration that could reasonably be expected to have been received in respect of the Incentive Units in connection with the Company Sale (including any Deferred Consideration) is higher than the amount paid in the repurchase transaction, then at the consummation of the Company Sale the Company shall pay Grantee an amount equal to such excess (provided, however, that any payments in respect of any Deferred Consideration will be paid to Grantee if and when received by the Company or its equity holders but in all events consistent with Section 409A of the Code).

Section 4. Termination.

4.1. In General. If the Grantee’s employment or service relationship Terminates (other than in the case of a Termination for Cause), irrespective of whether the Grantee receives, in connection with such Termination, any severance or other payment from Chloe under any employment or service agreement or otherwise, the Incentive Units, other than the Vested Portion of the Incentive Units, shall terminate and be of no further force and effect as of and following the close of business on the date of such Termination, unless otherwise provided for in Section 2.1(b) or Section 2.2(a).

4.2. Termination for Cause. Notwithstanding anything in this Unit Agreement to the contrary, and in addition to the rights of the Company set forth in this Section 4 (or any other right the Company may have), the Incentive Units, including the Vested Portion of the Incentive Units, shall immediately be forfeited and cancelled, without any consideration being paid therefore and without further action by the Company or any other Person, upon a Termination of the Grantee by Chloe or a subsidiary of Chloe for Cause.

4.3. Certain Defined Terms. For purposes of this Unit Agreement:

(a) “Cause” has the meaning given such term in the Retention Agreement.

(b) “Termination”, “Terminated” or “Terminates” shall mean, with respect to the Grantee, a Termination of Employment or Service, as applicable.

(c) “Termination of Employment or Service” means: a termination of employment or service (for reasons other than a military or personal leave of absence granted by Chloe) of the Grantee from Chloe and its Affiliates. Notwithstanding the foregoing, if no rights of the Grantee are reduced or adversely affected, the Compensation Committee may otherwise define Termination of Employment or Service thereafter, provided that any such change to the definition of the term “Termination of Employment or Service” does not subject the applicable Incentive Units or Corresponding Chloe Units to Section 409A.

Section 5. Prohibited Activities. The Grantee hereby acknowledges and agrees that he or she will be subject to the restrictive covenants set forth in Exhibit 4 and incorporated herein by reference.

Section 6. Miscellaneous.

6.1. Acknowledgments.

(a) The Grantee hereby acknowledges receipt of a copy of this Unit Agreement and agrees to be bound by all the terms and provisions hereof as the same may be amended from time to time. The Grantee hereby acknowledges that the Grantee has reviewed this Unit Agreement and understands the Grantee’s rights and obligations hereunder.

(b) Except as expressly set forth in the LLC Agreement or as required by applicable law, Chloe and the Company shall have no duty or obligation to disclose to the Grantee, and the Grantee shall have no right to be advised of, any material information regarding Chloe, the Company or any of their respective Subsidiaries at any time prior to, upon or in connection with the repurchase of Incentive Units upon the termination of the Grantee’s employment with Chloe and/or any of its Subsidiaries or as otherwise provided hereunder; except Grantee shall be entitled to the calculation of Fair Market Value in connection with any repurchase of the Incentive Units.

6.2. Resolution of Disputes. Any dispute or disagreement which may arise under, or as a result of, or which may in any way relate to, the interpretation, or construction or of this Unit Agreement shall be determined by the Compensation Committee, in good faith, whose determination in good faith shall be final, binding and conclusive for all purposes.

6.3. Grantee Representations. The Grantee shall be deemed to acknowledge and make the following representations and warranties and as otherwise may be requested by Chloe or the Company for compliance with applicable laws, and any issuances of Incentive Units by the Company and any issuance of Corresponding Chloe Units by Chloe hereunder shall be made in reliance upon the express representations and warranties of the Grantee:

(a) The execution, delivery and performance by the Grantee of this Unit Agreement and the consummation of the transactions contemplated hereby do not and will not (with or without the giving of notice, the lapse of time, or both) result in a violation or breach of, conflict with, cause increased liability or fees, or require approval, consent or authorization under (i) any applicable law, rule or regulation or (ii) any contract or agreement to which the Grantee is a party or by which the Grantee or any of Grantee’s properties or assets may be bound or affected.

(b) The Grantee has all requisite legal capacity and authority to carry out the transactions contemplated by this Unit Agreement, the LLC Agreement and the Chloe LLC Agreement.

(c) The Incentive Units and Corresponding Chloe Units must be held indefinitely and Grantee must continue to bear the economic risk of the investment in the Incentive Units and the Corresponding Chloe Units unless the offer and sale of such Incentive Units and Corresponding Chloe Units are subsequently registered under the Securities Act and all applicable state security laws or an exemption from such registration available (or otherwise provided in the LLC Agreement and the Chloe LLC Agreement).

(d) The Grantee is acquiring and will hold the Incentive Units to be issued hereunder for investment for the Grantee’s account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act or other applicable securities laws.

(e) The Grantee has been advised that the Incentive Units and the Corresponding Chloe Units to be issued hereunder have not been registered under the Securities Act or other applicable securities laws, on the ground that no distribution or public offering of such Incentive Units or Corresponding Chloe Units is to be effected (it being understood, however, that such Incentive Units and Corresponding Chloe Units are being issued and sold in reliance on an exemption from registration under the Securities Act and applicable securities laws). In connection with the foregoing, Chloe and the Company are relying in part on the Grantee’s representations set forth in this Section 6.3. The Grantee further acknowledges and understands that the Company and Chloe are under no obligation hereunder to register the Incentive Units or the Corresponding Chloe Units to be issued hereunder.

(f) The Grantee is aware of the adoption of Rule 144 by the United States Securities and Exchange Commission under the Securities Act, which permits limited public resales of securities acquired in a non-public offering, subject to the satisfaction of certain conditions. The Grantee acknowledges that the Grantee is familiar with the conditions for resale set forth in Rule 144, and acknowledges and understands that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company and Chloe have no plans to satisfy these conditions in the foreseeable future.

(g) The Grantee will not Transfer the Incentive Units in violation of this Unit Agreement, the LLC Agreement, the Securities Act (or the rules and regulations promulgated thereunder) or under any other applicable securities laws; provided that, the foregoing shall in no way limit the Grantee’s ability to Transfer the Incentive Units pursuant to the provisions of the LLC Agreement. The Grantee agrees that the Grantee will not Transfer the Incentive Units to be issued hereunder unless and until the Grantee has complied with all requirements of this Unit Agreement, or the LLC Agreement applicable to the disposition of such Incentive Units.

(h) The Grantee has had the opportunity to ask questions and receive answers from the Company and Chloe concerning the terms and conditions of the issuance of the Incentive Units and Corresponding Chloe Units and to obtain any additional information which the Company or Chloe possesses or can acquire without unreasonable effort or expense that the Grantee has requested.

(i) The Grantee is an “accredited investor” as defined in Rule 501(a)(6) of Regulation D of the Securities Act as the result of having (i) individual income in excess of $200,000 in each of 2016 and 2017, or joint income with Grantee’s spouse in excess of $300,000 in each of 2016 and 2017, and (ii) a reasonable expectation of having individual income in excess of $200,000 in 2018, or joint income with Grantee’s spouse in excess of $300,000 in 2018.

(j) The Grantee is an experienced and sophisticated investor and has such knowledge and experience in financial and business matters as are necessary to evaluate the merits and risks of an investment in the Incentive Units and the Corresponding Chloe Units. The Grantee is aware that the Incentive Units and the Corresponding Chloe Units are a speculative investment that has limited liquidity and is subject to the risk of complete loss. The Grantee is able, without impairing the Grantee’s financial condition, to hold the Incentive Units and the Corresponding Chloe Units to be issued hereunder for an indefinite period and to suffer a complete loss of the Grantee’s investment in such Incentive Units and Corresponding Chloe Units.

(k) The Grantee has only relied on the advice of, or has consulted with, the Grantee’s own legal, financial and tax advisors, and the determination of the Grantee to acquire the Incentive Units and the Corresponding Chloe Units pursuant to this Unit Agreement has been made by the Grantee independent of any statements or opinions as to the advisability of such acquisition or as to the properties, business, prospects or condition (financial or otherwise) of Chloe, the Company or any of their respective Subsidiaries which may have been made or given by any other Person (including all Persons acquiring Incentive Units on the date hereof) or by any agent or employee of such Person and independent of the fact that any other Person has decided to become a holder of Incentive Units.

6.4. Governing Law; Venue; Service of Process; Waiver of Jury Trials.

(a) This Unit Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Any dispute relating hereto shall be heard in the state or federal courts of Delaware, and the parties agree to jurisdiction and venue therein (it being understood and agreed that any order from any such court may be enforced in any other jurisdiction). Each of the parties hereto hereby waives, to the fullest extent permitted by law, any right to trial by jury of any claim, demand, action, or cause of action (i) arising under this Unit Agreement or (ii) in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Unit Agreement or any of the transactions contemplated hereby, in each case whether now existing or hereafter arising, and whether in contract, tort, equity, or otherwise. The parties hereto each hereby agrees and consents that any such claim, demand, action, or cause of action shall be decided by court trial without a jury and that the parties hereto may file an original counterpart of a copy of this Unit Agreement with any court as written evidence of the consent of the parties hereto to the waiver of their right to trial by jury.

(b) The Grantee (i) agrees that service of process in any such any claim, demand, action, proceeding or cause of action arising under this Unit Agreement may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party, in the case of the Grantee, at the Grantee’s address shown in the books and records of the Company or Chloe, in the case of the Company, at the Company’s principal offices, attention General Counsel, or in the case of Chloe, at Chloe’s principal offices, attention General Counsel, and (ii) agrees that nothing in this Unit Agreement shall affect the right to effect service of process in any other manner permitted by the laws of the State of Delaware.

6.5. Specific Performance. Each of the parties agrees that any breach of the terms of this Unit Agreement will result in irreparable injury and damage to the other parties, for which there is no adequate remedy at law. Each of the parties therefore agrees that in the event of a breach or any threat of breach, the other parties shall be entitled to an immediate injunction and restraining order to prevent such breach, threatened breach or continued breach, and/or compelling specific performance of this Unit Agreement, without having to prove the inadequacy of money damages as a remedy or balancing the equities between the parties. Such remedies shall be in addition to any other remedies (including monetary damages) to which the other parties may be entitled at law or in equity. Each party hereby waives any requirement for the securing or posting of any bond in connection with any such equitable remedy.

6.6. Severability. Whenever possible, each provision of this Unit Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Unit Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Unit Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

6.7. Notice. Unless otherwise provided herein, all notices, requests, demands, claims and other communications to be given or delivered under or by reason of the provisions of this Unit Agreement shall be in writing and shall be deemed to have been duly received (a) upon receipt by hand delivery, (b) upon receipt after being mailed by certified or registered mail, postage prepaid, (c) the next business day after being sent via a nationally recognized overnight courier, or (d) upon confirmation of delivery if transmitted by electronic mail electronic mail in portable document format (PDF format) with an electronic read receipt requested, to the email address indicated (provided a copy thereof is also sent by one of the other methods described in this Section 6.7. Such notices, demands and other communications shall be sent to the address, email address or facsimile number indicated below:

(a) If to the Company and Chloe:

Chloe Ox Holdings, LLC

c/o New Mountain Capital, L.L.C.

787 Seventh Avenue

New York, NY 10019

Attention: Vignesh Aier and Nikhil Devulapalli

E-mail:

(b) If to the Grantee, at the most recent address or electronic mail address contained in the Company’s or Chloe’s records.

6.8. Binding Effect; Assignment. This Unit Agreement shall be binding on all successors and permitted assigns of the Grantee, including, without limitation, the estate of such Grantee and the executor, administrator or trustee of such estate.

6.9. Amendments and Waivers. The Board shall have the right to amend the Agreement with the consent of the Grantee and the Managing Member; provided, however, that to the extent necessary under any applicable law, regulation, or exchange requirement, no amendment shall be effective unless approved by the members of the Company if required by applicable law, regulation, or exchange requirement.

6.10. Counterparts. This Unit Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

6.11. Entire Agreement. This Unit Agreement, the LLC Agreement (together with any documents contemplated hereby or thereby) and the Chloe LLC Agreement (together with any documents contemplated hereby or thereby) constitute the entire agreement between the parties, and supersedes and replaces all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof; provided, however, that nothing herein will supersede, amend or replace the Retention Agreement or that certain Incentive Unit Award and Contribution Agreement, dated as of May 3, 2018, between Grantee, Chloe and the Company.

6.12. Transfer of Personal Data. The Grantee authorizes, agrees and unambiguously consents to the transmission by Chloe or the Company (or any Subsidiary of Chloe or the Company) of any personal data information related to the Incentive Units or the Corresponding Chloe Units awarded under this Unit Agreement for legitimate business purposes. This authorization and consent is freely given by the Grantee.

6.13. No Right to Continued Employment or Business Relationship. This Unit Agreement shall not confer upon the Grantee any right with respect to continued employment or a continued business relationship with Chloe, the Company or any Affiliate thereof, nor shall it interfere in any way with the right of Chloe, the Company, or any Affiliate thereof to Terminate the Grantee at any time.

6.14. Compliance with Laws. The issuance of the Incentive Units and the Corresponding Chloe Units pursuant to this Unit Agreement shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations and any other law or regulation applicable thereto. The Company and Chloe shall not be obligated to issue the Incentive Units or the Corresponding Chloe Units if any such issuance would violate any such requirements. As a condition to the issuance of the Incentive Units and the Corresponding Chloe Units, the Company and Chloe may require the Grantee to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation.

6.15. Delivery by Email. This Unit Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of email with a scan attachment, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in Person. No party hereto or to any such agreement or instrument shall raise the use of email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of email as a defense to the formation or enforceability of a contract, and each such party forever waives any such defense.

6.16. Further Assurances. The Grantee shall, and shall cause its Affiliates to, from time to time, furnish Chloe and the Company such further information or assurances, execute and deliver such additional documents, instruments and conveyances, and take such other actions and do such other things, as may be reasonably necessary to carry out the provisions of this Unit Agreement and give effect to the transactions contemplated hereby.

6.17. General Interpretive Principles. Whenever used in this Unit Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. The headings of the sections, paragraphs, subparagraphs, clauses and subclauses of this Unit Agreement are for convenience of reference only and shall not in any way affect the meaning or interpretation of any of the provisions hereof. Unless otherwise specified, the terms “hereof,” “herein” and similar terms refer to this Unit Agreement as a whole (including the exhibits, schedules and disclosure statements hereto), and references herein to Sections refer to Sections of this Unit Agreement. Words of inclusion shall not be construed as terms of limitation herein, so that references to “include,” “includes” and “including” shall not be limiting and shall be regarded as references to non-exclusive and non-characterizing illustrations.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Unit Agreement, effective as of the Date of Grant.

Chloe Ox Holdings, LLC

By:	/s/ Bradford Kyle Armbrester
Name: Bradford Kyle Armbrester
Title: Chief Executive Officer

Chloe Ox Aggregator, LLC

By:	/s/ Vignesh Aier
Name: Vignesh Aier
Title: President and Secretary

[Signature Page to Unit Agreement]

Agreed and acknowledged as of the Date of Grant:

/s/ David Clarence Deinlein Pierre
Grantee: David Clarence Deinlein Pierre

[Signature Page to Unit Agreement]

Exhibit 1

Grantee’s Name:	David Clarence Deinlein Pierre
Date of Grant:	December 20, 2018
Corresponding Chloe Units:	10,000
Incentive Units:	10,000
Time-Based Units:	5,000
Performance-Based Units:	5,000

Exhibit 2

ELECTION TO INCLUDE AMOUNT

IN GROSS INCOME PURSUANT TO

SECTION 83(b) OF THE INTERNAL REVENUE CODE

On December 20, 2018, the undersigned acquired 10,000 Class B Common Units (the “Incentive Units”) of Chloe Ox Aggregator, LLC, a Delaware limited liability company (the “Company”) for $0.00 per Incentive Unit. The total amount paid by the undersigned for the Incentive Units was $0.00. The Incentive Units are subject to a substantial risk of forfeiture (described below) that may not be avoided by a transfer of the Incentive Units to another person and are also subject to certain restrictions on transfer.

The undersigned desires to make an election to have the receipt of the Incentive Units taxed under the provisions of Code §83(b) at the time the undersigned acquired the Incentive Units.

Therefore, pursuant to Code §83(b) and Treasury Regulation §1.83-2 promulgated thereunder, the undersigned hereby makes an election, with respect to the Incentive Units (described below), to report as taxable income for calendar year 2018 the excess (if any) of the Incentive Units’ fair market value on December 20, 2018 over the purchase price thereof.

The following information is supplied in accordance with Treasury Regulation §1.83-2(e):

1.	The name, address and social security number of the undersigned:

Name:	David Clarence Deinlein Pierre

Address:	[____________]

[____________]

SSN:	[____________]

2.	A description of the property with respect to which the election is being made: 10,000 Class B Common Units of the Company.

3.	The date on which the Incentive Units were transferred: December 20, 2018. The taxable year for which such election is made: 2018.

4.

The restrictions to which the property is subject: Under certain circumstances, the Incentive Units may be forfeited or repurchased from the undersigned at a price equal to the lower of fair market value (as determined by the board of directors of the Company) or the original value of the Incentive Units.

5.

The fair market value on December 20, 2018 of the property with respect to which the election is being made, determined in accordance with IRS Revenue Procedure 93-27 and without regard to any lapse restrictions: $0.00 per Incentive Unit.

6.	The amount paid or to be paid for such property: $0.00 per Incentive Unit.

*         *         *        *        *

A copy of this election has been furnished to the Company pursuant to Treasury Regulations §1.83-2(d).

Dated: _______________, 2018

David Clarence Deinlein Pierre

ELECTION TO INCLUDE AMOUNT

IN GROSS INCOME PURSUANT TO

SECTION 83(b) OF THE INTERNAL REVENUE CODE

On December 20, 2018, the undersigned acquired 10,000 Class B Common Units (the “Incentive Units”) of Chloe Ox Holdings, LLC, a Delaware limited liability company (the “Company”) for $0.00 per Incentive Unit. The total amount paid by the undersigned for the Incentive Units was $0.00. The Incentive Units are subject to a substantial risk of forfeiture (described below) that may not be avoided by a transfer of the Incentive Units to another person and are also subject to certain restrictions on transfer.

The undersigned desires to make an election to have the receipt of the Incentive Units taxed under the provisions of Code §83(b) at the time the undersigned acquired the Incentive Units.

Therefore, pursuant to Code §83(b) and Treasury Regulation §1.83-2 promulgated thereunder, the undersigned hereby makes an election, with respect to the Incentive Units (described below), to report as taxable income for calendar year 2018 the excess (if any) of the Incentive Units’ fair market value on December 20, 2018 over the purchase price thereof.

The following information is supplied in accordance with Treasury Regulation §1.83-2(e):

1.	The name, address and social security number of the undersigned:

Name:	David Clarence Deinlein Pierre

Address:	[____________]

[____________]

SSN:	[____________]

2.	A description of the property with respect to which the election is being made: 10,000 Class B Common Units of the Company.

3.	The date on which the Incentive Units were transferred: December 20, 2018. The taxable year for which such election is made: 2018.

4.

The restrictions to which the property is subject: Under certain circumstances, the Incentive Units may be forfeited or repurchased from the undersigned at a price equal to the lower of fair market value (as determined by the board of directors of the Company) or the original value of the Incentive Units.

5.

The fair market value on December 20, 2018 of the property with respect to which the election is being made, determined in accordance with IRS Revenue Procedure 93-27 and without regard to any lapse restrictions: $0.00 per Incentive Unit.

6.	The amount paid or to be paid for such property: $0.00 per Incentive Unit.

*         *         *        *        *

A copy of this election has been furnished to the Company pursuant to Treasury Regulations §1.83-2(d).

Dated: _________________, 2018

David Clarence Deinlein Pierre

Exhibit 3

Performance Criteria

Zone	Metric	Time-Based Units at Risk
Network Management	Network Capacity	1250
Planning and Delivery	Completed Evaluations	1250
Ancillary Services	Completed Tests	1250
Clinical Operations	Coding and CDI DSOs	1250

Exhibit 4

Restrictive Covenants

1. Non-Competition; Non-Solicitation.

(a) During the course of Grantee’s employment with, or service to, Chloe or any of its Subsidiaries (the “Employment Term”) and for a period of twelve (12) months following the date on which Grantee ceases to be employed by or provide services to Chloe or any of its Subsidiaries (the “Restricted Period”), Grantee agrees not to, and shall cause Grantee’s Affiliates not to, either alone or in conjunction with Grantee’s Affiliates, directly or indirectly own, manage, operate, control, be employed by (whether as an employee, consultant, independent contractor or otherwise, and whether or not for compensation) or render services to any Person, in whatever form, engaged in the business of furnishing or providing home health assessments and delivering care management services to patients in their homes (the “Restricted Business”) in the United States. Notwithstanding the foregoing, Grantee may directly or indirectly own, solely as an investment, securities of any Person traded on any national securities exchange, provided that Grantee is not a controlling Person of, or a member of a group which controls, such Person and does not, directly or indirectly, own five percent (5%) or more of any class of securities of such Person.

(b) During the Restricted Period Grantee agrees not to, and shall cause Grantee’s Affiliates not to, either alone or in conjunction with Grantee’s Affiliates, directly or indirectly induce or attempt to induce any C-level executive officer of Chloe or any of its Subsidiaries (each, a “Senior Restricted Employee”) or any employee of Chloe or any of its Subsidiaries that is not a Senior Restricted Employee (each, a “Restricted Employee”) to leave the employ or service of Chloe or any of its Subsidiaries, hire any Senior Restricted Employee or Restricted Employee, or in any way interfere with the employee relationship between Chloe or any of its Subsidiaries and any such Senior Restricted Employee or Restricted Employee.

(c) During the Employment Term and the Restricted Period, Grantee shall not, and shall cause Grantee’s Affiliates not to, either alone or in conjunction with Grantee’s Affiliates, directly or indirectly, (i) solicit or service, or assist in soliciting or servicing the business of any then current client or prospective supplier, licensee, licensor or other business relation of Chloe or any of its Subsidiaries in a manner which (x) induces such Person to cease doing business with, or (y) reduces the amount of business conducted with, Chloe or its Subsidiaries, or (ii) in any way interferes with the relationship between any then current or prospective client, supplier, licensee, licensor or other business relation of Chloe or any of its Subsidiaries: (A) with whom Grantee had personal contact or dealings on behalf of Chloe or any of its Subsidiaries during the one-year period immediately preceding Grantee’s termination of employment; (B) about whom Grantee had knowledge of any of Chloe’s or any of its Subsidiaries’ plans with respect to such Person; (C) with whom employees reporting to Grantee have had personal contact or dealings on behalf of Chloe or any of its Subsidiaries during the one-year period immediately preceding Grantee’s termination of employment; or (D) for whom Grantee had direct or indirect responsibility during the one-year period immediately preceding Grantee’s termination of employment.

(d) Grantee acknowledges and agrees that the length of the covenants set forth in this Section 1 are reasonable and narrowly drawn to impose no greater restraint than is necessary to protect the goodwill of Chloe and its respective Subsidiaries.

2. Confidentiality; Intellectual Property.

(a) Confidentiality.

(i) Grantee will not at any time, whether during or after the Employment Term, (A) retain or use for the benefit, purposes or account of Grantee or any other Person; or (B) disclose, divulge, reveal, communicate, share, transfer or provide access to any Person outside of Chloe, its Subsidiaries or its Affiliates (other than Grantee’s professional advisers who are bound by confidentiality obligations or otherwise in performance of Grantee’s duties during Grantee’s employment and/or service with Chloe and/or its Affiliates and/or Subsidiaries and pursuant to customary industry practice), any non-public, proprietary or confidential information, including, without limitation, trade secrets, know-how, research and development, software, databases, inventions, processes, formulae, technology, designs and other intellectual property, information concerning finances, investments, profits, pricing, costs, products, services, vendors, customers, clients, partners, investors, personnel, compensation, recruiting, training, advertising, sales, marketing, promotions, government and regulatory activities and approvals, in each case, concerning the past, current or future business, activities and operations of Chloe or its Affiliates or Subsidiaries and/or any third party that has disclosed or provided any of same to Chloe or any of its Subsidiaries or Affiliates on a confidential basis (“Confidential Information”), without the prior written authorization of the Board.

(ii) “Confidential Information” shall not include any information that is (A) generally known to the industry or the public other than as a result of Grantee’s breach of this or any other confidentiality covenant; (B) made legitimately available to Grantee by a third party without breach of any confidentiality obligation of which Grantee has knowledge; or (C) required by law to be disclosed; provided that with respect to subsection (C), Grantee shall give prompt written notice to Chloe of such requirement, disclose no more information than is so required, and reasonably cooperate with any attempts by Chloe to obtain a protective order or similar treatment.

(iii) Except as required by law, Grantee will not disclose to anyone, other than Grantee’s family (it being understood that, in this Exhibit 4, the term “family” refers to Grantee, Grantee’s spouse, children, parents and spouse’s parents) and advisors, the existence or contents of this Unit Agreement; provided that Grantee may disclose to any prospective future employer the provisions of this Exhibit 4. This Section 2(a)(iii) shall terminate if Chloe publicly discloses a copy of this Unit Agreement (or, if Chloe publicly discloses summaries or excerpts of this Unit Agreement, to the extent so disclosed).

(iv) Upon termination of the Employment Term for any or no reason, Grantee shall (A) cease and not thereafter commence use of any Confidential Information or intellectual property (including without limitation, any patent, invention, copyright, trade secret, trademark, trade name, logo, domain name or other source indicator) owned or used by Chloe or any of its Subsidiaries; and (B) immediately destroy, delete, or return to Chloe, at Chloe’s option, all originals and copies in any form or medium (including memoranda, books, papers, plans, computer files, letters and other data) in Grantee’s possession or control (including any of the foregoing stored or located in Grantee’s office, home, laptop or other computer, whether or not Chloe property) that contain Confidential Information, except that Grantee may retain only those portions of any personal notes, notebooks and diaries that do not contain any Confidential Information.

(v) 18 U.S.C. § 1833(b) provides: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.” Nothing in this Exhibit 4 is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. § 1833(b). Accordingly, the parties to this Unit Agreement have the right to disclose in confidence trade secrets to federal, state, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law. The parties also have the right to disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure.

(b) Intellectual Property.

(i) If Grantee creates, invents, designs, develops, contributes to or improves any works of authorship, inventions, intellectual property, materials, documents or other work product (including without limitation, research, reports, software, databases, systems, applications, presentations, textual works, content, or audiovisual materials) (“Works”), either alone or with one or more third parties, at any time during Grantee’s Employment Term and within the scope of such employment and/or service with the use of any resources of Chloe or its Subsidiaries (collectively, “Chloe Works”), Grantee shall promptly and fully disclose same to Chloe and hereby irrevocably assigns, transfers and conveys, to the maximum extent permitted by applicable law, all of Grantee’s right, title, and interest therein (including rights under patent, industrial property, copyright, trademark, trade secret, unfair competition, other intellectual property laws, and related laws) to Chloe to the extent ownership of any such rights does not vest originally in Chloe. If Grantee creates any written records (in the form of notes, sketches, drawings, or any other tangible form or media) of any Chloe Works, Grantee will keep and maintain same. The records will be available to and remain the sole property and intellectual property of Chloe at all times.

(ii) Grantee shall take all requested actions and execute all requested documents (including any licenses or assignments required by a government contract) at Chloe’s expense (but without further remuneration) to assist Chloe in validating, maintaining, protecting, enforcing, perfecting, recording, patenting or registering any of Chloe’s rights in the Chloe Works.

(iii) Grantee shall not improperly use for the benefit of, bring to any premises of, divulge, disclose, communicate, reveal, transfer or provide access to, or share with Chloe or its Subsidiaries any confidential, proprietary or non-public information or intellectual property relating to a former employer or other third party without the prior written permission of such third party. Grantee shall comply with all relevant policies and guidelines of Chloe and its Subsidiaries that are from time to time previously disclosed to Grantee, including regarding the protection of Confidential Information and intellectual property and potential conflicts of interest.

(iv) The provisions of Section 2 hereof shall survive the termination of Grantee’s Employment Term for any or no reason.

3. Whistleblower Protection. Notwithstanding anything to the contrary contained in this Unit Agreement (including Exhibit 4), no provision of this Unit Agreement shall be interpreted so as to impede Grantee (or any other individual) from reporting possible violations of federal law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General, or making other disclosures under the whistleblower provisions of federal law or regulation. Grantee does not need the prior authorization of Chloe or its Subsidiaries to make any such reports or disclosures, and Grantee shall not be required to notify Chloe or its Subsidiaries that such reports or disclosures have been made.

4. Other Remedies. In the event of a violation by Grantee of this Exhibit 4, any severance being paid to Grantee pursuant to this Unit Agreement, the Retention Agreement or otherwise shall immediately cease, and any severance previously paid to Grantee shall be immediately repaid to Chloe or its Subsidiaries.

5. Return of Property. Upon Termination of Grantee’s employment with Chloe or its Subsidiaries for any reason whatsoever, voluntarily or involuntarily (and in all events within five (5) days of Grantee’s date of Termination), and at any earlier time Chloe requests, Grantee will deliver to the person designated by Chloe all originals and copies of all documents and property of Chloe or its Subsidiaries in Grantee’s possession, under Grantee’s control or to which Grantee may have access, including but not limited to, any office or communications equipment (e.g., laptop, cellular phone, etc.) that Grantee has or has been using, and any business or business-related files that Grantee has in Grantee’s possession. Grantee will not reproduce or appropriate for Grantee’s own use, or for the use of others, any property or Confidential Information, and shall remove from any personal computing or communications equipment all information relating to Chloe and its Subsidiaries.

6. Cooperation. During the Employment Term and thereafter, Grantee shall cooperate with Chloe, its Subsidiaries and Affiliates, upon reasonable request by Chloe, with respect to any internal investigation or administrative, regulatory or judicial proceeding involving matters within the scope of Grantee’s duties and responsibilities to Chloe and its Subsidiaries (including, without limitation, Grantee being available to Chloe upon reasonable notice for interviews and factual investigations, appearing at Chloe’s reasonable request to give testimony without requiring service of a subpoena or other legal process, and turning over to Chloe all relevant Chloe documents which are or may come into Grantee’s possession during the Employment Term) (collectively, the “Claims”). Grantee agrees to promptly inform Chloe if Grantee becomes aware of any lawsuits involving Claims that may be filed or threatened against

Chloe or any of its Subsidiaries or Affiliates. Grantee also agrees to promptly inform Chloe (to the extent that Grantee is legally permitted to do so) if Grantee is asked to assist in any investigation of Chloe or any of its Subsidiaries or Affiliates (or their respective actions) or another party attempts to obtain information or documents from Grantee (other than in connection with any litigation or other proceeding in which Grantee is a party-in-opposition) with respect to matters Grantee believes in good faith to relate to any investigation of Chloe or its Subsidiaries or Affiliates, in each case, regardless of whether a lawsuit or other proceeding has then been filed against Chloe or its Subsidiaries or Affiliates with respect to such investigation, and shall not do so unless legally required. During the pendency of any litigation or other proceeding involving Claims, Grantee shall not communicate with anyone (other than Grantee’s attorneys and tax and/or financial advisors and except to the extent that Grantee determines in good faith is necessary in connection with the performance of Grantee’s duties hereunder) with respect to the facts or subject matter of any pending or potential litigation or regulatory or administrative proceeding involving Chloe or its Subsidiaries or Affiliates without giving prior written notice to Chloe or its counsel. Upon presentation of appropriate documentation, Chloe shall pay or reimburse Grantee for all reasonable out-of-pocket travel, duplicating or telephonic expenses incurred by Grantee in complying with this paragraph.

7. Tolling. In the event of any violation of the provisions of this Exhibit 4, Grantee acknowledges and agrees that the post-termination restrictions contained in this Exhibit 4 shall be extended by a period of time equal to the period of such violation, it being the intention of the parties hereto that the running of the applicable post-termination restriction period shall be tolled during any period of such violation.